ASSET PURCHASE AGREEMENT

**THIS ASSET PURCHASE AGREEMENT** (the "**Agreement**") is made and entered into as of the 7th day of September 2010, (the "**Effective Date**") by and among **FOUR RIVERS STT TRADING COMPANY, INC, a Kentucky Corporation**, ("**Seller**"), and **STRATEGY ADVISORS, LLC** a Kentucky Limited Liability Company ("**Buyer**").

RECITALS:

**WHEREAS**, Seller owns certain equipment designated and described as the STT reactor based process system and related equipment as identified on **Exhibit A** attached hereto (the "**Equipment**");

**WHEREAS**, Seller desires to sell the Equipment, and Buyer desires to purchase the Equipment; and

**WHEREAS**, Seller has agreed to sell the Equipment to Buyer subject to the terms and conditions as detailed herein.

**NOW, THEREFORE**, in consideration of the foregoing and the conditions, covenants, and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

**AGREEMENT**

**ARTICLE 1**
***SALE AND PURCHASE OF EQUIPMENT***

**SECTION 1.1 SALE AND PURCHASE OF EQUIPMENT.**

Subject to the terms, provisions, and conditions of this Agreement, Seller hereby sells, conveys, transfers, and delivers to Buyer and Buyer purchases from Seller, as of the Closing, all of Seller's right, title and interest in and to the Equipment, free and clear of any and all title defects, mortgages, assignments, pledges, hypothecations, security interests, title or retention agreements, levies, executions, seizures, attachments, garnishments, deemed trusts, liens, easements, options, rights or claims of others, or charges or encumbrances of every kind or nature whatsoever. In addition, Seller shall use its best efforts to take any and all action to assign to Buyer any available manufacturer's warranties with respect to the Equipment and its component parts, and to assist Buyer with processing any warranty claims against the manufacturer.

**SECTION 1.2 Purchase Price.**

A. The purchase price for the Equipment is One Hundred Twenty Thousand Dollars ($120,000) (the "**Purchase Price**"). The Purchase Price shall be paid in full on the Closing Date (as defined below) by, at Buyer's option, check or wire transfer of immediately available funds to an account or accounts designated in writing by Seller.

B. Buyer shall pay Seller an amount equal to 1% of the annual earnings before interest, taxes, depreciation and amortization as recorded in the financial statements of Buyer so long as the STT process system is in use, such payment to be made within three months of the end of buyer's financial year. In the event that Buyer does not generate any operating revenue from the use of the STT process system no royalties will be owed. Earnings before interest taxes depreciation and amortization shall be computed in accordance with generally accepted accounting principles (GAAP) subject to adjustment to reflect related party transactions (including payments to shareholders) so that they are adjusted to current market rates. Seller shall upon request be entitled to an audit, at its expense, of the books and records of Buyer for the limited purpose of verifying the amount of royalties due.

C. In the event that the STT reactors purchased herein are not used in production of biodiesel fuel and are sold by Buyer, Buyer shall pay Seller one-half of any gross profit received from the sale of the STT reactors.

D. Seller shall have reasonable right of physical access for itself and potential users and customers to any operating biodiesel production facilities developed by Buyer which use the STT Process System and the right of access to test data and operating data for the purposes of assessing and demonstrating the STT Process System.

**SECTION 1.3 Closing.**

The closing of the transaction contemplated by this Agreement (the "**Closing**") shall occur within three (3) business days following the satisfaction of the conditions set forth in **Article 4**, at such time and place as shall be agreed upon by the parties. The date on which the Closing is actually held is referred to herein as the "**Closing Date**". The Closing shall be effective as of 12:01 a.m. Central Time on the Closing Date.

**SECTION 1.4 Bill of Sale.**

On the Closing Date, Seller shall deliver or cause to be delivered to Buyer a Bill of Sale for the Equipment, in substantially the form set forth in **Exhibit B** attached hereto.

**SECTION 1.5 Delivery.**

Upon the Closing, Seller shall deliver the Equipment to the Buyer at the premises of Certified Technical Services located in Pasadena, Texas, Port of Wilmington, NC and Team Hardinger, Erie, PA (the "**Delivery Locations**"), and it shall be Buyer's obligation to take possession of the Equipment at the Delivery Locations and arrange for its continued storage, or removal and shipment. Buyer shall be responsible for all outstanding storage, transport and load out costs owed or becoming due to Certified Technical Services, Port of Wilmington and/or Team Hardinger (jointly the "Storage Companies") as of the date of closing and arising in connection with the collection, load out and transport of the Equipment to such location as shall be determined by Buyer and shall evidence that it has made binding arrangements with these parties to assume said obligations and hold Seller harmless for said obligations.

**ARTICLE 2**

*REPRESENTATIONS AND WARRANTIES OF SELLER*

Seller hereby represents and warrants to Buyer that:

**SECTION 2.1** **Validity.**

Seller is duly formed, validly existing and in good standing under the laws of Kentucky and has the full legal power and authority to execute, deliver, and perform this Agreement and all other agreements and documents necessary to consummate the contemplated transactions, and all actions of Seller necessary for such execution, delivery, and performance have been or will have been duly taken. This Agreement and all agreements related to this transaction have been duly executed and delivered by Seller and constitute the legal, valid, and binding obligations of Seller, enforceable in accordance with their terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally).

**SECTION 2.2** **Legal Proceedings.**

There is no pending proceeding against Seller that challenges, or that will have the effect of preventing or making illegal any of the transactions contemplated hereunder and, to Seller's knowledge, (i) no such proceeding has been threatened, and (ii) no event has occurred or circumstance exists that may give rise to or serve as a basis for commencement of any such proceeding.

**SECTION 2.3** **Title Condition and Sufficiency of Equipment.**

Seller has good and valid title to the Equipment, and the Equipment is free and clear of any mortgages, liens, pledges, security interests, charges, and encumbrances (following the discharge of obligations to the Storage Companies) and no other person or entity has any right, title, claim, or interest in or to the Equipment. The Equipment is being sold hereunder "AS IS, WHERE IS" WITH NO REPRESENTATIONS OR WARRANTIES EXCEPT AS SPECIFICALLY SET FORTH HEREIN.

**SECTION 2.4** **No Claim Regarding Ownership.**

There are no pending claims which have been made nor, to Seller's knowledge, threatened by any person asserting that such person (i) is the owner of, or has the right to acquire or to obtain beneficial ownership of the Equipment; or (ii) is entitled to all or any portion of the Purchase Price payable for the Equipment.

**SECTION 2.5** **Compliance with Laws.**

Seller has not owned, used or maintained the Equipment in any manner which violated any laws governing their use, storage, transportation, or handling.

*ARTICLE 3*
*REPRESENTATIONS AND WARRANTIES OF BUYER*

Buyer hereby represents and warrants to Seller that:

**SECTION 3.1 <u>Validity</u>.**

Buyer is duly formed, validly existing and in good standing under the laws of Kentucky, and has the full legal power and authority to execute, deliver, and perform this Agreement and all other agreements and documents necessary to consummate the contemplated transactions, and all corporate actions of Buyer necessary for such execution, delivery, and performance have been or will have been duly taken by Closing. This Agreement and all agreements related to this transaction have been duly executed and delivered by Buyer and constitute the legal, valid, and binding obligation of Buyer, enforceable in accordance with their terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally).

## *ARTICLE 4*
## *CONDITIONS PRECEDENT TO BUYER'S AND SELLER'S OBLIGATION TO CLOSE*

The Buyer's obligation to purchase the Equipment subject to the terms hereof is subject to the satisfaction, at or prior to Closing, of each of the following conditions:

**SECTION 4.1 <u>Accuracy of Representations</u>.**

Each of Seller's representations and warranties in this Agreement must be true and correct as of the date of this Agreement, and as of the Closing Date;

**SECTION 4.2 <u>Chain of Title</u>.**

Prior to Closing, Seller must deliver to Buyer all agreements and documents that accurately reflect the chain of title of the Equipment from the manufacturer/fabricator to the Seller; and

**SECTION 4.3 <u>Financing</u>.**

The Buyer securing the Purchase Price on commercially reasonable terms.

The Seller's obligation to sell the Equipment subject to the terms hereof is subject to the satisfaction, at or prior to Closing, of each of the following conditions:

**SECTION 4.4 <u>Accuracy of Representations</u>.**

Each of Seller's representations and warranties in this Agreement must be true and correct as of the date of this Agreement, and as of the Closing Date;

**SECTION 4.5 <u>Financing</u>.**

The Buyer securing the Purchase Price and obtaining the releases from the Storage Companies referred to in Section 1.5.

## *ARTICLE 5*
## *INDEMNIFICATION*

**SECTION 5.1** **Indemnification by Seller.**

Seller agrees to indemnify and hold harmless Buyer and its officers, managers, members, employees, agents, representatives, controlling persons, and affiliates (collectively, the "**Buyer Indemnified Persons**") for, and will pay to Buyer Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees), or diminution of value incurred by Buyer Indemnified Persons, whether or not involving a third party claim, arising, directly or indirectly, from or in connection with:

(a) any breach of any representation, warranty or covenant made by Seller in this Agreement;

(b) any federal, state, or local tax or fee incurred, accrued, or assessed in connection with the Equipment with respect to any period prior to the Closing Date; and

(c) any liability or obligation related to or in connection with the Equipment which are or were incurred with respect to any period on or prior to the Closing Date other than any amounts due to the Storage Companies referred to in Section 1.5..

The remedies provided in this Section shall not be exclusive of or limit any other remedy available to Buyer or the other Buyer Indemnified Persons against Seller.

**SECTION 5.2** **Indemnification by Buyer.**

Buyer agrees to indemnify and hold harmless Seller and its officers, managers, members, employees, agents, representatives, controlling persons, affiliates, heirs, successors, and assigns, as applicable (collectively, "**Seller Indemnified Persons**") for, and will pay to Seller Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), or expense (including costs of investigation and defense and reasonable attorneys' fees) incurred by Seller Indemnified Persons, whether or not involving a third party claim, arising, directly or indirectly, from or in connection with:

(a) any breach of any representation, warranty or covenant made by Buyer in this Agreement;

(b) any federal, state, or local tax or fee incurred, accrued, or assessed in connection with the Equipment with respect to any period from and after the Closing Date; and

(c) any liability or obligation related to or in connection with the Equipment as owned or operated by Buyer, which are incurred with respect to any period from and after the Closing Date.

The remedies provided in this Section shall not be exclusive of or limit any other remedy available to Seller or the other Seller Indemnified Persons against Buyer.

**SECTION 5.3** **Sole Remedy.**

The remedies in this **Article 5** shall be the sole and exclusive remedies available to the Buyer Indemnified Persons and Seller Indemnified Persons with respect to claims for indemnification not involving a third-party claim, unless such claims involve fraud.

## *ARTICLE 6*
## *MISCELLANEOUS*

**SECTION 6.1** **Notice.**

Whenever notice must be given under the provisions of this Agreement, such notice must be in writing and addressed to the parties at their respective addresses set forth below and shall be deemed to have been duly given if delivered by: (a) hand-delivery (with written confirmation of receipt); (b) facsimile (with written confirmation of receipt), provided that a copy is delivered by one of the other methods authorized in this Section; or (c) by commercial overnight delivery service, as follows:

If to Seller:

Four Rivers STT Trading Company, Inc.
Attn: Gary Hudson
c/o Four Rivers BioEneregy Inc
14 South Molton Street (3rd floor)
London
England
SE1 2BZ

If to Buyer:

Strategy Advisors, LLC
Attn: Jack Dunigan
99 Lamb Road
Benton, KY 42025

Notices shall be deemed given upon the earliest to occur of: (i) receipt by the party to whom such notice is directed, if hand delivered; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday, or legal holiday) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Central Time and, if sent after 5:00 p.m. Central Time, on the day (other than a Saturday, Sunday, or legal holiday) after which such notice is sent; or (iii) on the first business day (other than a Saturday, Sunday, or legal holiday) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service. Each party, by notice duly given in accordance therewith to the other parties hereto may specify a different address for the giving of any notice hereunder.

**SECTION 6.2** **Survival of Provisions.**

All warranties, representations, hold harmless and indemnity obligations and restrictions made, undertaken and agreed to by the parties under this Agreement shall survive the Closing.

**SECTION 6.3 Amendment.**

No modification, waiver, amendment, discharge, or change of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of such modification, waiver, amendment, discharge, or change is sought; provided any party may change its own address as set forth in **Section 6.1** hereof by unilateral written notice to the other parties hereto.

**SECTION 6.4 Assignment.**

This Agreement shall not be assignable by a party without the prior written consent of the other parties hereto. Except as noted above, no other person or corporate entity shall acquire or have any rights under or by virtue of this Agreement. Any prohibited assignment shall be void *ab initio* and shall have no force or effect.

**SECTION 6.5 Cumulative Remedies.**

Each right, power, and remedy of any party provided for in this Agreement, or now or hereafter existing at law or in equity or by statute or otherwise, shall be distinct, cumulative, and concurrent, and shall be in addition to every other such right, power, or remedy. The exercise or beginning of the exercise by a party of any one or more of the rights, powers, or remedies provided for in this Agreement, or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by such party of all such other rights, powers, or remedies, and no failure or delay on the part of such party to exercise any such right, power, or remedy shall operate as a waiver thereof.

**SECTION 6.6 Severability.**

If any one or more of the provisions of this Agreement should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

**SECTION 6.7 Choice of Law.**

The interpretation of this Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Kentucky, without regard to choice of law provisions, and any disputes pertaining to its terms or the Equipment shall be submitted to and decided by the Circuit Court of Marshall County, Kentucky.

**SECTION 6.8 Expenses.**

Each of the parties shall bear its own expenses in connection with this Agreement. The parties represent to each other that no finders or brokers have been involved in the transactions contemplated herein.

**SECTION 6.9 Waiver.**

The waiver by any party of a breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement.

**SECTION 6.10 Binding Benefit.**

The provisions, covenants, and agreements herein contained shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective legal representatives, successors, and assigns.

**SECTION 6.11 Counterparts.**

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but which collectively shall constitute one and the same agreement.

**SECTION 6.12 Recitals and Headings.**

The recitals set forth above are deemed part of this Agreement, however, descriptive headings of the sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof.

**SECTION 6.13 Entire Agreement.**

This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including all term sheets and letters of intent exchanged by the parties), and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement among the parties with respect to its subject matter.

**SECTION 6.14 No Third Party Beneficiaries.**

The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective successors and permitted assigns and shall not be construed as conferring, and are not intended to confer, any rights on any third party except as outlined herein.

**SECTION 6.15 Waiver of Claims.**

Jack Dunigan as a member of Strategy Advisors, LLC herein agrees to waive any and all claims he may have for past due wages or other employee benefits from Buyer as part of this transaction.

**SECTION 6.16 Access.**

Buyer shall provide Seller reasonable access to its manufacturing facility for the limited purpose of allowing Seller to demonstrate its processes to third parties not in direct competition with Buyer.

**IN WITNESS WHEREOF**, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first written above.

**<u>Buyer</u>:**
**STRATEGY ADVISORS, LLC**

By: ______________________________
Print Name: Jack Dunigan
Title: Managing Member

**<u>Seller</u>:**
**FOUR RIVERS STT TRADING CO., INC.**

By: ______________________________
Print Name: Gary Hudson
Title: Senior Vice President

As to Section 6.15 Only

______________________________
Jack Dunigan, Individually

**Exhibit A:**
**Equipment**

SCHEDULE OF STT Process System and related equipment ("Equipment")
Included in the Asset Purchase Agreement between
FOUR RIVERS STT TRADING COMPANY, INC, ("Seller"),
And
STRATEGY ADVISORS LLC ("Buyer").

***Located at: Certified Technical Services, 2200 East Pasadena Freeway, Pasadena, TX 77506***

Seller makes no warranty as to condition, sufficiency or quantity and the list below is only intended to be indicative and not definitive or what is deliverable.

Deliverables to Seller is generally in accordance with contract (the "Contract") between Kreido Biofuels and Certified Technical Services, and consist mainly of Four (4) STT® Reactor Based Bio-Diesel Process System Skids plus other skids with ship loose equipment, structural items, tanks, equipment manuals, as-built documentation and other documentation as deliverable under the Contract.

In particular numbered skids and all equipment included as deliverables from Certified except as may be indicated to be delivered complete and in accordance with Kreido PO 13331, and Change Orders ("CO") that is CO № 1 to № 9 inclusive & CO № 11 and the Contract terms with Certified Technical Services, subject to fair wear and weathering in an as is where is condition:

| Skid No. | Skid Description |
|---|---|
| • 101 | Oil Feed |
| • 102 | Catalyst Mix |
| • 104A | Reactor, includes one reactor |
| • 104B | Reactor, includes one reactor |
| • 104C | Reactor, includes one reactor |
| • 104D | Reactor, includes one reactor |
| • 105 | BioDiesel Feed |
| • 106 | BioDiesel Distillation |
| • 107 | Glycerol Distillation |
| • 109 | Methanol Distillation |
| • 112 | Product Holding |
| • 113 | Slops Tank |
| Various | Miscellaneous equipment to be assembled on site |
| Documentation | AS-built and other documentation deliverable under the Contract |

***Located at the Port of Wilmington, 1870 Burnett Boulevard Wilmington, NC 28401***

• Partial MAC Sodium Hydroxide Handling System.

***Located at Team Hardinger Transportation, 1314 West 18th Street Eire, PA16502***

• One (1) Van Air Dryer as part of the MAC Sodium Hydroxide Handling System

***Located mainly at Sellers Calvert City Office, 1637 Shar-Cal Road, Calvert City, KY 42029***

Seller retains ownership of the STT Process System and all STT and related patents.
Buyer has full rights to use the STT Process System at its business location in Marshall County, KY.

Unregistered Intellectual Property ("IP") to which Seller retains ownership and to which Buyer has rights to use is represented mainly by:

Engineering Drawings such as:
- Partial P&ID's for 40 MMGPY BioDiesel Plant (Three (3) trains)
- P&ID's for 50 MMGPY BioDiesel Plant (Four (4) trains).
- P&ID's for 1 MMGPY Front End.
- Engineering Estimates for Esterification Pre-processing and Integration into 50 MMGPY BioDiesel Plant.
- Wilmington, NC Layouts and partially completed engineering for BioDiesel Plant
- Wilmington, NC Permits Data.
- STT Reactor Drawing Sets for four (4) 1 Litre Commercial Reactors on Skids.
- Chem Cad Model Drawings (from RC Costello) -
- Haz-Op Reviews (from RC Costello).
- Equipment Purchase Orders and Specifications.
- Skid Drawing Sets (at Certified Technical).
- As Built Drawings (partially complete from DeNovo) (*CC).

# EXHIBIT B

## BILL OF SALE

**THIS BILL OF SALE** (“**Bill of Sale**”) is entered into by **FOUR RIVERS STT TRADING COMPANY, INC., a Kentucky Corporation** (“**Seller**”), in favor of **STRATEGY ADVISORS, LLC**, a Kentucky limited liability company (“**Buyer**”).

**WHEREAS**, pursuant to that certain Asset Purchase Agreement dated as of 7th September 2010 (the “**Agreement**”), by and among Seller and Buyer, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, for the consideration described in the Agreement and upon the terms and conditions set forth in the Agreement, certain Equipment of Seller.

**NOW THEREFORE**, pursuant to the Agreement and in consideration of the mutual promises it contains, and for good and valuable consideration, the receipt and sufficiency of which Seller acknowledges, Seller agrees as follows:

1. Capitalized terms used but not otherwise defined in this Bill of Sale shall have the definitions given to them in the Agreement.

2. Seller hereby contributes, transfers, assigns, conveys and delivers to Buyer all of Seller's right, title and interest in and to the Equipment.

3. Nothing contained in this Bill of Sale shall be deemed to supersede, enlarge on or modify any provision of the Agreement, all of which shall survive the execution and delivery of this Bill of Sale. If any conflict exists between the terms of this Bill of Sale and the Agreement, then the terms of the Agreement shall govern and control.

**IN WITNESS WHEREOF**, Seller has caused this Bill of Sale to be executed this 7th day of September 2010.

**Seller:**
**FOUR RIVERS STT TRADING CO., INC.**

By:____________________________
Print Name: Gary Hudson
Title: Senior Vice President

CH01/ 25587314.1

## EXHIBIT B

## BILL OF SALE

THIS BILL OF SALE (“**Bill of Sale**”) is entered into by **FOUR RIVERS STT TRADING COMPANY, INC., a Kentucky Corporation** (“**Seller**”), in favor of **STRATEGY ADVISORS, LLC**, a Kentucky limited liability company (“**Buyer**”).

**WHEREAS**, pursuant to that certain Asset Purchase Agreement dated as of 7th September 2010 (the “**Agreement**”), by and among Seller and Buyer, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, for the consideration described in the Agreement and upon the terms and conditions set forth in the Agreement, certain Equipment of Seller.

**NOW THEREFORE**, pursuant to the Agreement and in consideration of the mutual promises it contains, and for good and valuable consideration, the receipt and sufficiency of which Seller acknowledges, Seller agrees as follows:

1. Capitalized terms used but not otherwise defined in this Bill of Sale shall have the definitions given to them in the Agreement.

2. Seller hereby contributes, transfers, assigns, conveys and delivers to Buyer all of Seller's right, title and interest in and to the Equipment.

3. Nothing contained in this Bill of Sale shall be deemed to supersede, enlarge on or modify any provision of the Agreement, all of which shall survive the execution and delivery of this Bill of Sale. If any conflict exists between the terms of this Bill of Sale and the Agreement, then the terms of the Agreement shall govern and control.

**IN WITNESS WHEREOF**, Seller has caused this Bill of Sale to be executed this 7th day of September 2010.

**Seller:**
**FOUR RIVERS STT TRADING CO., INC.**

By: ______________________
Print Name: Gary Hudson
Title: Senior Vice President

CH01/25587314.1

RIV4ERS

FOUR RIVERS BIOENERGY INC.

1637 SHAR-CAL ROAD
PO BOX 1056
CALVERT CITY
KENTUCKY 42029

August 27, 2010

Stout Farmer & King, PLLC
Mr. Todd Farmer
329 North 5th Street
Paducah, KY 42002-7766

RE: Four Rivers Real Estate, Inc.

Dear Todd:

This letter will confirm our intentions with regard to two Asset Purchase Agreements entered into between Four Rivers STT Trading Company, Inc. and one each with your clients: Strategy Advisors LLC and Strategy Licensing Company LLC. The execution and requirements to close the two asset purchase agreements mentioned above and the financing between Four Rivers Real Estate, Inc. and your client: Strategy Funding, LLC are all intended to be conditions precedent to each other, i.e., one agreement is not binding unless all three are binding.

Once all three agreements have been executed, closed, the purchase price paid, and the loan funded, the agreements at that point will no longer be considered connected agreements. Each agreement at that point will be considered a standalone agreement and not subject to claims or defences raised in the other agreements.

This letter is intended to be incorporated by reference into the closing documents of each agreement.

Regards,

Gary Hudson
Vice President
Four Rivers Real Estate, Inc.